VolitionRx to Present at Two Conferences in November

CEO to speak at Canaccord Genuity Medical Technology & Diagnostics Forum and Biotech Capital Conference

NAMUR, Belgium – November 12, 2015 – VolitionRx Limited (NYSE MKT: VNRX), a life sciences company focused on developing blood-based diagnostic tests for a broad range of cancer types and other conditions, today announced that its Chief Executive Officer, Cameron Reynolds, is scheduled to present at two conferences in November, the Canaccord Genuity 2015 Medical Technology & Diagnostics Forum in New York and the Biotech Capital Conference in London.

During his presentations, Mr. Reynolds will outline VolitionRx’s business milestones, plans and commercialization strategy for its NuQ® blood-based tests for colorectal cancer (CRC). Additionally, he will discuss recent clinical developments, including the results from a 4,800-subject cancer trial that demonstrated the Company’s NuQ® test accurately detected 95% of pancreatic cancers – the second type of cancer for which VolitionRx currently expects to bring a NuQ® panel test to market, following CRC.

Details of the two presentations are as follows:

Conference:

Canaccord Genuity 2015 Medical Technology & Diagnostics Forum

Date:

Thursday, November 19

Time:

10:00 a.m. EST

Location:

Westin Grand Central in New York City

Conference:

Biotech Capital Conference

Date:

Monday, November 23

Time:

11:00 a.m. GMT (6:00 a.m. EST)

Location:

The Brewery in London

The Canaccord Genuity Medical Technology & Diagnostics forum is a one-day event that will profile more than 90 public and private medtech and diagnostic companies in a range of specialties. The conference includes fireside chat presentations for most public companies, company presentations for private companies and the opportunity for 1-on-1 meetings with company management teams.

The Biotech Capital Conference aims to showcase some of the most interesting, high growth biotech companies to a UK audience.

Persons attending the conferences who would like to schedule a 1-on-1 meeting with VolitionRx management during the conference may do so by contacting Lee Roth or Joseph Green of The Ruth Group at lroth@theruthgroup.com or jgreen@theruthgroup.com.

About VolitionRx

VolitionRx is a life sciences company focused on developing blood-based diagnostic tests for different types of cancer. The tests are based on the science of Nucleosomics which is the practice of identifying and measuring nucleosomes in the bloodstream – an indication that cancer is present.

VolitionRx’s goal is to make the tests as common and simple to use, for both patients and doctors, as existing diabetic and cholesterol blood tests. VolitionRx’s research and development activities are currently centred in Belgium as the company focuses on bringing its diagnostic products to market first in Europe, then in the U.S. and ultimately, worldwide.

Visit VolitionRx’s website (www.volitionrx.com) or connect with us on Twitter, LinkedIn, Facebook or YouTube.

Media Contacts

Anita Heward, VolitionRx

a.heward@volitionrx.com

Telephone: +44 (0) 7756 034243

Kirsten Thomas, The Ruth Group

kthomas@theruthgroup.com

Telephone: +1 (508) 280-6592

Investor Contacts

Scott Powell, VolitionRx

S.Powell@volitionrx.com

Telephone: +1 (646) 650-1351

Lee Roth, The Ruth Group

lroth@theruthgroup.com

Telephone: +1 (646) 536-7012

Safe Harbor Statement

Statements in this press release may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as "expects," "anticipates," "intends," "plans," “aims,” “targets,” "believes," "seeks," "estimates," "optimizing," "potential," "goal," "suggests" and similar expressions identify forward-looking statements.  These forward-looking statements relate to the effectiveness of the Company's bodily-fluid-based diagnostic tests as well as the Company's ability to develop and successfully commercialize such test platforms for early detection of cancer. The Company's actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, if we fail to develop and commercialize diagnostic products, we may be unable to execute our plan of operations. Other risks and uncertainties include the Company's failure to obtain necessary regulatory clearances or approvals to distribute and market future products in the clinical IVD market; a failure by the marketplace to accept the products in the Company's development pipeline or any other diagnostic products the Company might develop; the Company will face fierce competition and the Company's intended products may become obsolete due to the highly competitive nature of the diagnostics market and its rapid technological change; and other risks identified in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that the Company files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, the Company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics®, NuQ® and HyperGenomics® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners.